UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006

FERMAVIR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

420 Lexington Avenue, Suite 445
New York, New York 10170
(Address of Principal Executive Offices)

(212) 413-0802
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 9, 2006, FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”) entered into an Amendment Agreement (“Agreement”) with certain investors (the “Investors”) who participated in a private placement of the Company’s $400,000 principal amount 8% notes due January 1, 2008 and warrants (the “Prior Warrants”) in June, July and September 2006.  Pursuant to the Agreement, the Investors agreed to amend (the “Amendment”) the Prior Warrants by (i) extending the term of the warrants to December 31, 2016, (ii) adding in a full ratchet anti-dilution clause for issuances or sales of common stock or common stock equivalents below the exercise price of the Prior Warrants and (iii) adding in a covenant that the Company shall file a registration statement by January 31, 2007.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-

Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 3.02  In addition, FermaVir Pharmaceuticals, Inc. (the “Company”) may redeem the outstanding principal of the Notes, in whole or in part, pro rata or by lot for the consideration equal to 106% of the principal amount called for redemption.

Further, if the Company receives gross proceeds from the sale of any securities (not including additional Notes) after the original issuance of the Notes, which in the aggregate exceeds three times the then outstanding principal amount of Notes, the Company is required to  provide the Holder notice that all Notes shall be redeemed for a price equal to the outstanding principal and all accrued and unpaid interest which is payable five (5) days after such notice is or should have been given.

If any Event of Default (as defined in the Notes) occurs and continues, the holder or holders of at least 50.1% in aggregate principal amount of outstanding Notes may declare the entire outstanding principal balance of the Notes, and all accrued and unpaid interest the thereon, to be due and payable immediately.  An Event of Default includes (a) the Company defaulting in the payment of principal or interest which continues for a period of five (5) days; or (b) any of the material representations or warranties made by the Company in the Notes, in the related Securities Purchase Agreement (which is filed as an exhibit to this report), or in any agreement, certificate or financial or other written statements furnished by the Company in connection with the execution and delivery of the Note or the Securities Purchase Agreement, shall be false or misleading in any material respect at the time made, and such default is not cured within 14 days of receipt of written notice specifying the nature of the misrepresentation; or (c) the Company (i) makes an assignment for the benefit of creditors or commence proceedings for its dissolution; or (ii) applies for or consents to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or (d) a trustee, liquidator or receiver is appointed for the Company or for a substantial part of its property or business without its consent and is not be discharged within sixty (60) days after such appointment; or (e) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency assumes custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or (f) any final money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate is entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or (g) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against the Company and, if instituted against the Company, is not be dismissed within sixty (60) days after such institution or the Company approves of, consents to, or acquiesces in any such proceedings or admits the material allegations of, or default in answering, a petition filed in any such proceeding.

Item 3.02               Unregistered Sales of Equity Securities

On November 9, 2006, the Company sold $75,000 principal amount of 8% notes due January 1, 2008 (the “Notes”), without discount, and 112,500 ten year warrants (the “Warrants”) to purchase at an exercise price of $1.00 per share shares of the Company’s common stock, $.0001 par value to a single accredited investor   In connection with the offer and sale of securities to the investor, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company believes that the investor is an “accredited investor”, as such term is defined in Rule 501(a) promulgated under the Securities Act.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

4.1                                 Form of 8% Note of FermaVir Pharmaceuticals, Inc. due January 1, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 28, 2006).

4.2                                 Form of Warrant to purchase shares of Common Stock.

4.3                                 Form of Amendment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 15, 2006

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey Henson
Geoffrey W. Henson, Ph.D.
Chief Executive Officer